                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholders of Abacus Direct Corporation

         In our opinion, the consolidated financial statements listed in the index appearing under Item 14(a)1. and 2. on page 21 present fairly, in all material respects, the financial position of Abacus Direct Corporation and its subsidiary at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
Broomfield, Colorado
March 1, 1999

                            ABACUS DIRECT CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                          DECEMBER 31,   DECEMBER 31,
                                                                              1998           1997
                                                                          ------------   ------------
                                                ASSETS
Current assets:
   Cash and cash equivalents                                              $     24,263   $     10,490
   Accounts receivable (less allowance for doubtful accounts
     of $963 and $787 at December 31, 1998 and December 31,
1997, respectively)                                                             12,034          8,120
   Prepaid expenses and other current assets                                       630            391
   Income taxes receivable                                                       1,107             52
   Deferred taxes                                                                  727            474
                                                                          ------------   ------------
     Total current assets                                                       38,761         19,527
Property and equipment, net                                                      4,488          3,065
Deferred taxes and other assets                                                     71           --
                                                                          ============   ============
     Total assets                                                         $     43,320   $     22,592
                                                                          ============   ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                       $        614   $        220
   Accrued expenses and other                                                    5,463          3,166
   Current obligations under capital leases                                        326             14
                                                                          ------------   ------------
     Total current liabilities                                                   6,403          3,400
Obligations under capital leases, net of current portion                           613             15
Commitments and contingencies (Note 7)                                            --             --
Stockholders' equity:
   Preferred stock, $1.00 par value, 1,000 shares authorized; no shares
issued and outstanding                                                            --             --
   Common stock, $0.001 par value; 25,000 shares authorized; 9,858 and 9,638 shares issued and outstanding at December 31, 1998
and December 31, 1997, respectively                                                 10             10
   Additional paid-in capital                                                   12,603          6,902
   Retained earnings                                                            23,691         12,265
                                                                          ------------   ------------
     Total stockholders' equity                                                 36,304         19,177
                                                                          ------------   ------------
     Total liabilities and stockholders' equity                           $     43,320   $     22,592
                                                                          ============   ============



   The accompanying notes are an integral part of these financial statements.

                            ABACUS DIRECT CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




                                                  YEAR ENDED DECEMBER 31,
                                           -------------------------------------
                                             1998          1997         1996
                                           ----------    ----------   ----------
Net revenues                               $   46,979    $   30,971   $   17,532
Cost of revenues                                9,581         5,942        3,751
                                           ----------    ----------   ----------
   Gross profit                                37,398        25,029       13,781
Operating expenses:
   Selling and marketing                       12,628         8,000        4,294
   General and administrative                   4,928         3,911        2,204
   Research and development                     1,691         1,507          913
   Facility relocation and other                  360           102         --
                                           ----------    ----------   ----------
     Total operating expenses                  19,607        13,520        7,411
                                           ----------    ----------   ----------
Income from operations                         17,791        11,509        6,370
Equity in losses of joint venture                 (53)         --           --
Interest and other income (expense), net          754           297         (116)
                                           ----------    ----------   ----------
   Income before income taxes                  18,492        11,806        6,254
Provision for income taxes                      7,066         4,309        2,389
                                           ==========    ==========   ==========
     Net income                            $   11,426    $    7,497   $    3,865
                                           ==========    ==========   ==========

Net income per common share -- basic       $     1.17    $     0.78   $     0.43
Net income per common share -- diluted     $     1.12    $     0.74   $     0.40

Weighted average number of outstanding
     common shares -- basic                     9,727         9,546        9,094
Weighted average number of outstanding
     common shares -- diluted                  10,216        10,058        9,614



   The accompanying notes are an integral part of these financial statements.

                            ABACUS DIRECT CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)


                                                 COMMON STOCK             ADDITIONAL                          TOTAL
                                         -----------------------------     PAID-IN         RETAINED       STOCKHOLDERS'
                                           SHARES           AMOUNT         CAPITAL         EARNINGS          EQUITY
                                         -------------   -------------   -------------   -------------   -------------
Balance at December 31, 1995                     9,046   $           9   $         277   $         903   $       1,189
  Issuance of common stock, net                    455               1           4,957            --             4,958
  Net income                                      --              --              --             3,865           3,865
                                         -------------   -------------   -------------   -------------   -------------
Balance at December 31, 1996                     9,501   $          10   $       5,234   $       4,768   $      10,012
  Issuance of common stock, net                    137            --               212            --               212
  Tax benefit related to stock options            --              --             1,456            --             1,456
  Net income                                      --              --              --             7,497           7,497
                                         -------------   -------------   -------------   -------------   -------------
Balance at December 31, 1997                     9,638   $          10   $       6,902   $      12,265   $      19,177
  Issuance of common stock, net                    220            --             2,640            --             2,640
  Tax benefit related to stock options            --              --             3,061            --             3,061
  Net income                                      --              --              --            11,426          11,426
                                         =============   =============   =============   =============   =============
Balance at December 31, 1998                     9,858   $          10   $      12,603   $      23,691   $      36,304
                                         =============   =============   =============   =============   =============


   The accompanying notes are an integral part of these financial statements.

                            ABACUS DIRECT CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)



                                                                         YEAR ENDED DECEMBER 31,
                                                                 --------------------------------------
                                                                   1998          1997          1996
                                                                 ----------    ----------    ----------
OPERATING ACTIVITIES
   Net income                                                    $   11,426    $    7,497    $    3,865
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                    1,650         1,038           683
     Equity in losses of joint venture                                   53          --            --
     Facility relocation and other                                      185            10             9
     Deferred income tax benefit                                       (323)         (190)         (164)
     Changes in assets and liabilities:
       Accounts receivable, net                                      (3,914)       (4,385)       (1,338)
       Prepaid expenses and other current assets                       (239)          (93)         (140)
       Accounts payable                                                 394            (5)          146
       Accrued expenses                                               2,297         1,658           995
       Income taxes receivable                                        2,003         1,128           (84)
                                                                 ----------    ----------    ----------
     Net cash provided by operating activities                       13,532         6,658         3,972

INVESTING ACTIVITIES
   Purchases of property and equipment                               (2,257)       (2,299)       (1,492)
   Proceeds from sales of equipment                                    --              10             5
   Investment in joint venture                                          (54)         --            --
                                                                 ----------    ----------    ----------
     Net cash used in investing activities                           (2,311)       (2,289)       (1,487)

FINANCING ACTIVITIES
   Principal payments on capital leases and long-term debt              (88)          (15)       (2,864)
   Issuance of common stock                                           2,640           212         4,957
                                                                 ----------    ----------    ----------
     Net cash provided by financing activities                        2,552           197         2,093
                                                                                             ----------
                                                                               ----------    ----------
Net increase in cash                                                 13,773         4,566         4,578
Cash and cash equivalents at beginning of period                     10,490         5,924         1,346
                                                                 ==========    ==========    ==========
Cash and cash equivalents at end of period                       $   24,263    $   10,490    $    5,924
                                                                 ==========    ==========    ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Interest paid                                                 $       23    $        5    $      210
   Income taxes paid                                                  6,155         1,893         2,601

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES
   Purchase of equipment under capital lease                          1,000          --            --




   The accompanying notes are an integral part of these financial statements.

                            ABACUS DIRECT CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Abacus Direct Corporation ("Abacus" or the "Company"), is a leading provider of specialized consumer information and analysis for the direct marketing industry. The Company provides its services through its proprietary database and advanced modeling technology.

PRINCIPLES OF CONSOLIDATION

         The accounts of the Company have been consolidated. All intercompany accounts and transactions have been eliminated.

REVENUE RECOGNITION

         The Company generally provides services to its clients that result in a deliverable product in the form of marketing data or customized written reports. The Company's clients are billed and revenue is generally recognized when such product is shipped to a client. In certain cases, the Company also provides subscriptions to unlimited products for a fixed fee and over a fixed period of time. Revenue from these arrangements is recognized ratably over the life of the arrangement.

CASH EQUIVALENTS

         Cash equivalents consist of commercial paper and money market investments purchased with original maturities of three months or less. Such cash equivalents aggregated approximately $22,969 and $9,937 at December 31, 1998 and 1997, respectively. Cash equivalents are carried at amortized cost, which approximates fair value. The Company considers all of its investments to be available for current operations and maintains its investments in securities which are highly liquid and would not result in losses if sold prior to maturity.

PROPERTY AND EQUIPMENT

         Property and equipment are carried at cost and depreciated using the straight-line method over their estimated useful lives as follows:

         Office and data processing equipment    3-10 years
         Computer software                       3 years
         Leasehold improvements                  Shorter of estimated useful
                                                 life or lease term

         Upon retirement or disposition, the cost and accumulated depreciation of assets disposed of are removed from the accounts, with any resulting gain or loss included in current operations. The Company evaluates the possible impairment of assets whenever events and circumstances indicate the carrying value of the assets may not be recoverable. Accordingly, the Company recorded a non-recurring charge of $183 for the impairment of fixed assets (primarily office furniture, fixtures and equipment) that will not be relocated to the Company's new headquarters building in April 1999.

RESEARCH AND DEVELOPMENT COSTS

         Research and development costs are expensed as incurred.

                            ABACUS DIRECT CORPORATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


CONCENTRATIONS OF CREDIT RISK

         Financial instruments which subject the Company to potential concentrations of credit risks consist primarily of trade receivables. Since the Company's customers are primarily comprised of direct marketing companies, credit risk is principally affected by general economic conditions within the direct marketing industry. The Company performs periodic credit evaluations of its customers' financial condition and maintains allowances for potential credit losses. No single customer accounted for more than ten percent of the Company's net revenues for the years ended December 31, 1998, 1997 and 1996 or accounts receivable at December 31, 1998 and 1997.


ESTIMATES

         The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities as well as the reported amounts of revenue and expenses. Actual results could differ from those estimates making it reasonably possible that a change in these estimates could occur in the near term.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts of the Company's financial instruments, including cash and cash equivalents, trade receivables and payables, approximate fair values due to the short-term maturity of these instruments. The estimated fair value of capital lease obligations was determined based upon the present value of future expected cash flows, expected maturities and the borrowing rate of interest available to the Company with similar terms. At December 31, 1998, the fair value of the capital lease obligations approximates the carrying amount.

STOCK COMPENSATION PLANS

         The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," in accounting for its stock-based compensation plans. The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation."

EARNINGS PER SHARE

         Earnings per share ("EPS") are computed in accordance with Statement of Financial Accounting Standard No. 128 ("SFAS 128"), "Earnings Per Share," which specifies the computation, presentation, and disclosure requirements of basic and diluted EPS. Basic EPS excludes all dilution and is based upon the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock. Common equivalent shares are excluded from the computation in periods in which they have an anti-dilutive effect. The Company adopted SFAS 128 for the fiscal year ended December 31, 1997. Basic and diluted net income per common share were arrived at using the following calculations:

                            ABACUS DIRECT CORPORATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                       YEAR ENDED DECEMBER 31,
                                                  ---------------------------------
                                                    1998        1997        1996
                                                  ---------   ---------   ---------
Numerator:
  Net income available to common shareholders     $  11,426   $   7,497   $   3,865

Denominator:
  Weighted average number of outstanding common
    shares                                            9,727       9,546       9,094
Dilutive effect of:
  Stock options                                         489         512         520
                                                  ---------   ---------   ---------
Weighted average number of outstanding common
 shares and common share equivalents                 10,216      10,058       9,614

Earnings per common share-- basic                 $    1.17   $    0.78   $    0.43
Earnings per common share-- diluted               $    1.12   $    0.74   $    0.40



    The dilutive effects of stock options were arrived at by applying the treasury stock method, assuming the Company was to purchase common shares with the proceeds from stock option exercises. The Company has no issued preferred stock from which dividends would reduce earnings available to common shareholders.

INCOME TAXES

         The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Deferred tax assets or liabilities are recorded for the estimated future tax effects of temporary differences between the amounts reported in the financial statements and the tax basis of assets and liabilities as well as for tax credit carryforwards. Valuation allowances may be provided against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

RECENT PRONOUNCEMENTS

         The Company will be required to apply recently issued accounting standards in its future financial statements. In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities," which is effective for the Company's fiscal year 2000. SFAS 133 establishes standards that require companies to value derivative financial instruments, including those used for hedging foreign currency exposures, at current market value with the impact of any change in market value being charged against earnings in each period. The Company does not expect SFAS 132 to have a material impact on the Company's results of operations.

         In March 1998, the AICPA issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires companies to capitalize certain costs of computer software developed or obtained for internal use, provided that those costs are not research and development. The Company expects to adopt the provisions of SOP 98-1 in fiscal 1999 and such adoption is not expected to have a material effect on the Company's results of operations or financial position.

RECLASSIFICATIONS

         Certain reclassifications have been made in the 1997 and 1996 financial statements to conform to the 1998 presentation.

                            ABACUS DIRECT CORPORATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


2.    ABACUS DIRECT EUROPE

         The Company entered into an agreement with VNU Business Information Europe B.V. ("VNU"), a Dutch publishing and business information company, providing for the creation of a Netherlands joint venture in which the Company has a 50% ownership interest. The joint venture, Abacus Direct Europe B.V., was formed to create an alliance similar to the Abacus Alliance and to provide services similar to those of the Company to the European Community. The Company uses the equity method of accounting to account for its investment in Abacus Direct Europe B.V. During 1998, the Company contributed approximately $54 to the joint venture and recognized losses of $53. Abacus and VNU will each contribute approximately $2,000 in debt and equity during 1999 as well as certain services, information and licenses.


3.    PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:



                                                                DECEMBER 31,
                                                           ------------------------
                                                              1998          1997
                                                           ----------    ----------
Office and data processing equipment                       $    6,130    $    4,223
Computer software                                               1,423         1,138
Leasehold improvements                                            479           417
Equipment under capital leases                                  1,062            63
                                                           ----------    ----------
                                                                9,094         5,841
Accumulated depreciation and amortization                      (4,606)       (2,776)
                                                           ----------    ----------
Property and equipment, net                                $    4,488    $    3,065
                                                           ==========    ==========



4.    ACCRUED EXPENSES AND OTHER

         Accrued expenses consists of the following:



                                                              DECEMBER 31,
                                                        ------------------------
                                                           1998          1997
                                                        ----------    ----------
Sales commissions                                       $      502    $      397
Bonuses                                                      1,389         1,149
Vacations                                                      539           371
Payroll, taxes and related expenses                          1,660           549
Third party commissions                                        596           207
Facility relocation                                            177          --
Other                                                          600           493
                                                        ----------    ----------
                                                        $    5,463    $    3,166
                                                        ==========    ==========

                            ABACUS DIRECT CORPORATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


5.    STOCK OPTION PLANS

AMENDED AND RESTATED 1989 STOCK OPTION PLAN

         The Company adopted an Amended and Restated 1989 Stock Option Plan (the "1989 Plan") in March 1989 for officers, directors, employees and consultants of the Company which provided for the granting of options to purchase up to 1,836 shares of Common Stock. As of December 31, 1998, ten year options under the 1989 Plan to purchase an aggregate of 430 shares of the Common Stock at a weighted average exercise price of $3.70 per share were outstanding. Options granted to employees pursuant to the 1989 Plan may be either Incentive Stock Options ("ISOs") or non-ISOs. The exercise price per share of a nonqualified stock option to directors or consultants could not be less than 85% of the fair market value at the time of grant as determined by the board of directors. The exercise price per share of an incentive stock option to key employees could not be less than 100% of the fair market value at the time of grant.

         The options granted under the 1989 Plan vest either in either four or five equal annual installments commencing on the first anniversary of the date of grant, or immediately, subject to repurchase at the exercise price of any shares purchased upon exercise in the event of termination of the optionee's employment with the Company (other than due to death or disability). The Company's repurchase right is reduced by either twenty percent (20%) or twenty five percent (25%) on each anniversary of the grant date. The options may be exercised either by payment in cash of the exercise price or, at the discretion of the Board of Directors, by tendering shares of Common Stock having a fair market value equal to the option exercise price. The Company determined not to grant further options under the 1989 Plan after September 1996.

AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

         The Company has adopted the 1996 Plan (the "1996 Plan") for officers, directors, employees, and consultants of the Company or any of its subsidiaries. The 1996 Plan currently authorizes the issuance of up to 1,100 shares of Common Stock upon the exercise of stock options or in connection with the issuance of restricted stock. As of December 31, 1998, ten year options under the 1996 Plan to purchase an aggregate of 779 shares of the Common Stock at a weighted average exercise price of $34.39 per share were outstanding. The 1996 Plan authorizes the granting of stock options and restricted stock to employees, officers, directors and consultants of the Company and its subsidiaries and non-discretionary automatic awards of stock options to non employee directors of the Company.

         Options granted to employees may either be ISOs or non-ISOs. Each option has a maximum term of ten years from the date of the grant, subject to early termination. The Board of Directors may determine the exercise price provided that such price may not be less than the fair market value of the Common Stock on the date of grant. At the discretion of the Board of Directors, the exercise price of the options may be paid in cash or by tendering of shares of Common Stock having a fair market value equal to the exercise price of such option. At December 31, 1998, there were 230 shares available for grant under the 1996 Plan.

         The status of total stock options outstanding and exercisable under the 1989 and 1996 Plans as of December 31, 1998 follows:



                                    OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                     --------------------------------------------------- ----------------------------------
                                         WEIGHTED
                                          AVERAGE
     RANGE OF           NUMBER OF        REMAINING         WEIGHTED         NUMBER OF         WEIGHTED
     EXERCISE            SHARES         CONTRACTUAL         AVERAGE          SHARES            AVERAGE
      PRICES           AT 12/31/98     LIFE (YEARS)     EXERCISE PRICE     AT 12/31/98     EXERCISE PRICE
-------------------  ---------------- ----------------  ---------------- ----------------  ----------------
  $1.32-- $4.20                  379             6.90            $ 2.31              101           $  2.73
  14.00-- 21.50                  176             8.01             19.33               30             18.07
  21.75-- 34.50                  300             8.58             27.24               21             25.89
  35.00-- 44.06                  206             9.25             43.83               --                --
  46.00-- 51.00                  148             9.79             46.59                8             49.50
                     ---------------                                     ---------------
   1.32-- 51.00                1,209             8.23             23.48              160             10.97
                     ===============                                     ===============

                            ABACUS DIRECT CORPORATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


         The following is a summary of stock option activity:



                                                            WEIGHTED                       WEIGHTED
                                                             AVERAGE                        AVERAGE
                                                            EXERCISE        OPTIONS        EXERCISE
                                             OPTIONS          PRICE       EXERCISABLE        PRICE
                                          --------------  -------------- --------------- --------------
Outstanding at December 31, 1995                    510         $  1.30               5         $ 0.06
    Options granted                                 235            8.86
    Less options forfeited                           (1)           1.32
    Less options exercised                          --               --
                                                -------         -------
Outstanding at December 31, 1996                    744        $   3.69             102         $ 1.25
    Options granted                                 494           24.73
    Less options forfeited                          (35)          11.05
    Less options exercised                         (137)           1.55
                                                -------         -------
Outstanding at December 31, 1997                  1,066         $ 13.46             575         $ 3.78
    Options granted                                 409           44.14
    Less options forfeited                          (46)          29.74
    Less options exercised                         (220)          12.00
                                                -------         -------
Outstanding at December 31, 1998                  1,209         $ 23.48             160        $ 10.97
                                                =======         =======



         The Company applies Accounting Principles Board Opinion No. 25 in accounting for its stock-based compensation plans. Accordingly, no compensation expense has been recognized in the financial statements. If compensation expense for the Company's stock option plans been determined on the basis of the fair value of the awards at the date of grant under the plan consistent with the method of accounting prescribed by SFAS 123, the Company's net income and income per share would have been decreased to the pro forma amounts indicated below:


                                                                YEAR ENDED DECEMBER 31,
                                                    ------------------------------------------------
                                                        1998             1997              1996
                                                    -------------    -------------     -------------
Net income
    As reported                                          $11,426           $7,497           $ 3,865
    Pro forma                                              8,653            5,713             3,681
Net income per common share -- basic
    As reported                                          $  1.17           $ 0.78           $  0.43
    Pro forma                                               0.89             0.60              0.40
Net income per common share -- diluted
    As reported                                          $  1.12           $ 0.74           $  0.40
    Pro forma                                               0.85             0.57              0.38



         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in the years ended December 31, 1998, 1997 and 1996, respectively: dividend yield of zero in all years; expected volatility of 58.7%, 64.8%, and 78.4%; risk-free interest rates ranging from 4.22% to 5.64%; 5.75% to 5.80% and 6.03% to 6.25%; and an expected term of five years. The risk-free rate used in the calculation is the yield on the grant date of a U.S. Treasury Note with a maturity equal to the expected term of the option.

                            ABACUS DIRECT CORPORATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


         The weighted average fair value of options granted during the year ended December 31, 1998, 1997 and 1996 was $20.21, $14.15, and $6.29 per share, respectively.


6.    INCOME TAXES

         The Company's provision for income taxes is comprised of the following for the years ended December 31:



                                               1998          1997          1996
                                            ----------    ----------    ----------
Current tax expense
     Federal                                $    6,204    $    3,998    $    2,269
     State                                       1,185           501           284
                                            ----------    ----------    ----------
Total current expense                            7,389         4,499         2,553
Deferred tax benefit
     Federal                                      (276)         (186)         (164)
     State                                         (47)           (4)         --
                                            ----------    ----------    ----------
Total deferred tax benefit                        (323)         (190)         (164)
                                            ----------    ----------    ----------
Total provision for income taxes            $    7,066    $    4,309    $    2,389
                                            ==========    ==========    ==========


         The Company's deferred tax assets are comprised of the following at December 31:



                                                           1998          1997
                                                        ----------    ----------
Allowance for doubtful accounts                         $      375    $      288
Depreciation and amortization                                   70            43
Fixed asset impairment reserve                                 140          --
Accruals and other                                             212           143
                                                        ----------    ----------
                                                        $      797    $      474
                                                        ==========    ==========



         The provision for income taxes differs from the amount computed by applying the U.S. federal income tax rate of 35% for 1998 and 34% for 1997 and 1996 to income before income taxes as follows:



                                                                YEAR ENDED DECEMBER 31,
                                                       --------------------------------------
                                                          1998          1997          1996
                                                       ----------    ----------    ----------
U.S. federal income tax expense at statutory rate      $    6,473    $    4,014    $    2,126
Increases (decreases) resulting from:
     State income taxes, net of federal benefit               723           327           173
     Utilization of research and development credits          (33)         (108)          (20)
     Nondeductible items                                      (97)           76           110
                                                       ----------    ----------    ----------
Provision for income taxes                             $    7,066    $    4,309    $    2,389
                                                       ==========    ==========    ==========

                            ABACUS DIRECT CORPORATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


7.    OBLIGATIONS UNDER CAPITAL LEASES, COMMITMENTS AND CONTINGENCIES

         The following is a schedule by year of future gross minimum payments for all leases and the present value of minimum capital lease payments as of December 31, 1998:



                                                                       TOTAL       OPERATING      CAPITAL
                                                                    ------------- ------------- -------------
1999                                                                     $ 1,770       $ 1,376        $  394
2000                                                                       1,871         1,493           378
2001                                                                       1,776         1,493           283
2002                                                                       1,360         1,360            --
2003                                                                       1,241         1,241            --
Thereafter                                                                 2,793         2,793            --
                                                                         -------       -------       -------
Total minimum lease payments                                             $10,811       $ 9,756       $ 1,055
                                                                         -------       -------       -------
  Less:  Amount representing interest                                                                   (116)
                                                                                                     -------
Present value of minimum capital lease payments                                                          939
  Less:  Current portion                                                                                (326)
                                                                                                      ------
Long-term obligations under capital leases at December 31, 1998                                       $  613
                                                                                                      ======



         The Company leases office space under certain non-cancelable operating leases which expire through March 31, 2006 and provide for options to renew at the end of the primary terms. Rent expense under these operating leases during the years ended December 31, 1998, 1997 and 1996 was $904, $517 and $254, respectively.

         The Company entered into a lease agreement (the "El Dorado Ridge Lease"), dated May 22, 1998, for approximately 75,000 square feet of office space in Broomfield, Colorado. This facility will be used to consolidate the Company's present executive offices and principal operations located in Westminster, Colorado, in April 1999. The existing facilities consist of 27,218 and 11,298 square feet of office space pursuant to lease agreements which expire in September 1999 and March 1999, respectively. The El Dorado Ridge Lease commences on April 1, 1999 and has a term of 7 years that is renewable for two consecutive five year terms. In association with the Company's planned move to a new headquarters facility, the Company recorded a non-recurring charge of $177 that represents lease payments for its largest Westminster facility to be paid after such facility is planned to be vacated through the expiration of the existing lease in September 1999.

         On September 2, 1998, the Company entered into an equipment lease agreement providing for the lease of $1,000 in computer equipment at $32 per month for a period of 36 months. The obligations of the Company under such agreement are secured by the leased equipment and the lease is accounted for as a capital lease. The Company also has certain telephone equipment under a capital lease that will expire in December 1999.


8.    EMPLOYEE SAVINGS PLAN

         During 1995, the Company implemented a 401(k) plan for the benefit of its employees. The Company matches 50% of employee contributions up to 6% of an individual's salary under this plan. During 1998, 1997 and 1996, the Company's matching contribution totaled $216, $163 and $124, respectively.

                            ABACUS DIRECT CORPORATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


9.    QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

         The following is a summary of unaudited quarterly financial data for the years 1998 and 1997:


                                                                                     EARNINGS
                                                                                       PER
                                                                                   COMMON SHARE
                                                 GROSS           NET         -------------------------
                                  SALES          PROFIT         INCOME         BASIC         DILUTED
                                -----------    -----------    -----------    -----------    ----------
March 31, 1998                     $ 9,082        $ 7,111        $ 1,689         $ 0.17        $ 0.17
June 30, 1998                        9,367          7,111          1,801           0.19          0.18
September 30, 1998                  16,008         13,634          4,990           0.51          0.49
December 31, 1998                   12,522          9,542          2,946           0.30          0.29
                                  --------       --------        -------
                                  $ 46,979       $ 37,398       $ 11,426
                                  ========       ========        =======
March 31, 1997                     $ 5,525        $ 4,222         $  981         $ 0.10        $ 0.10
June 30, 1997                        5,986          4,700          1,085           0.11          0.11
September 30, 1997                  10,756          9,117          3,377           0.35          0.33
December 31, 1997                    8,704          6,990          2,054           0.21          0.20
                                  --------       --------        -------
                                  $ 30,971       $ 25,029        $ 7,497
                                  ========       ========        =======